UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                        February 10, 2005
           Date of Report (Date of earliest event reported)

                     Certified Services, Inc.
          (Exact name of Registrant as specified in charter)

	Nevada                 0-31527	               88-0444079
(State or other jurisdiction  (Commission File     (IRS. Employer
       of incorporation)        Number)         Identification No)


5101 N.W. 21st Avenue, Suite 350, Fort Lauderdale, Florida 33309
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (954)677-0202

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Item 4.01    Changes In Registrant's Certifying Accountant.

On February 10, 2005, the Registrant and Rosenberg Rich Baker Berman & Company, the independent certified public accountants previously engaged since 2001 as the principal accountants to audit the Registrant's financial statements ("RRBB"), mutually agreed upon RRBB's resignation as the Registrant's auditors. The Registrant is presently engaged in conversations with replacement independent accountants.

The audit reports of RRBB on the Registrant's financial statements as of December 31, 2003 and 2002 and for each of the respective years then ended (the "Audit Period") did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Audit Period, and through February 10, 2005, there were no disagreements with RRBB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RRBB, would have caused it to make reference to the subject matter of the disagreements in connection with its report for the year ended December 31, 2004, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Board of Directors of the Registrant has not considered the decision to mutually agree for RRBB to resign.

The Registrant has provided a copy of this disclosure to RRBB and has requested that it furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein, and, if not, stating the respects in which it does not agree. A copy of the letter is attached hereto as Exhibit 16.1.

Item 7(c) Exhibits

EXHIBITS

        Item No.     Description

16.1 Letter dated from Rosenberg Rich Baker Berman & Company to be filed by amendment.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 16, 2005

                                      CERTIFIED SERVICES, INC.

                                      By: /s/ Danny L. Pixler
                                         -----------------------
                                      Name: Danny L. Pixler
                                      Title:    President



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